Exhibit 99
Best Buy Reports Fourth Quarter Results
Comparable Sales Decreased 0.8%
Diluted EPS of $2.56
Adjusted Diluted EPS of $2.61
Increasing Quarterly Dividend 1% to $0.96 per Share
Expects FY27 Adjusted Diluted EPS of $6.30 to $6.60

MINNEAPOLIS, March 3, 2026 -- Best Buy Co., Inc. (NYSE: BBY) today announced results for the 13-week fourth quarter ended January 31, 2026 (“Q4 FY26”), as compared to the 13-week fourth quarter ended February 1, 2025 (“Q4 FY25”).

	Q4 FY26	Q4 FY25	FY26	FY25
Revenue ($ in millions)
Enterprise	$13,814	$13,948	$41,691	$41,528
Domestic segment	$12,575	$12,715	$38,278	$38,238
International segment	$1,239	$1,233	$3,413	$3,290
Enterprise comparable sales % change[1]	(0.8)%	0.5%	0.5%	(2.3)%
Domestic comparable sales % change[1]	(0.8)%	0.2%	0.4%	(2.5)%
Domestic comparable online sales % change[1]	(2.3)%	2.6%	1.3%	(0.8)%
International comparable sales % change[1]	(1.3)%	3.8%	2.3%	(0.5)%
Operating Income
Operating income as a % of revenue	5.2%	1.6%	3.3%	3.0%
Adjusted operating income as a % of revenue	5.0%	4.9%	4.3%	4.2%
Diluted Earnings per Share ("EPS")
Diluted EPS	$2.56	$0.54	$5.04	$4.28
Adjusted diluted EPS	$2.61	$2.58	$6.43	$6.37
For GAAP to non-GAAP reconciliations of the consolidated adjusted measures used throughout this release, please refer to the attached supporting schedule.

“We are pleased to report better-than-expected profitability for the fourth quarter," said Corie Barry, Best Buy CEO. "Our comparable sales, while within our guidance range, declined 0.8% compared to last year. Our data sources show our overall market share was at least flat, pointing to slightly softer customer demand for our industry during the holiday quarter."

“For the year, we returned to positive comparable sales and expanded our operating income rate," continued Barry. "We also launched and scaled our U.S. digital Marketplace, drastically increasing our available product count for our customers, and grew Best Buy Ads, almost doubling the number of ad partners compared to the prior year. I'm incredibly grateful for the hard work, dedication and resourcefulness of more than 80,000 employees to achieve these results."

FY27 Financial Guidance

“Moving forward to FY27, we are excited about the momentum in our business,” said Matt Bilunas, Best Buy CFO. “We also expect to continue to navigate a mixed macro environment.”

The company’s FY27 financial guidance is as follows:

•Revenue of $41.2 billion to $42.1 billion
•Comparable sales % change1 of (1.0%) to 1.0%
•Adjusted operating income rate2 of 4.3% to 4.4%
•Adjusted effective income tax rate2 of approximately 25.5%
•Adjusted diluted EPS2 of $6.30 to $6.60
•Capital expenditures of approximately $750 million

Bilunas continued, "For the first quarter, we expect comparable sales growth of approximately 1% and an adjusted operating income rate of approximately 3.9%."

Domestic Segment Q4 FY26 Results

Domestic Revenue
Domestic revenue of $12.58 billion decreased 1.1% versus last year primarily driven by a comparable sales decline of 0.8%.

From a merchandising perspective, the largest drivers of the comparable sales decrease on a weighted basis were home theater and appliances. These drivers were partially offset by growth in computing and mobile phones.

Domestic online revenue of $4.91 billion decreased 2.3% on a comparable basis, and as a percentage of total Domestic revenue, online revenue was 39.0% versus 39.5% last year.

Domestic Gross Profit Rate
Domestic gross profit rate of 20.9% was approximately flat to last year. The company's gross profit rate included growth in Best Buy Ads and Marketplace, which was largely offset by lower product margin rates.

Domestic Adjusted Selling, General and Administrative Expenses (“SG&A”)
Domestic adjusted SG&A expenses were $2.00 billion, or 15.9% of revenue, versus $2.03 billion, or 16.0% of revenue, last year. Adjusted SG&A decreased due to lower compensation expense, including incentive compensation, and lower Best Buy Health expense. This was partially offset by increased expenses related to the company’s Marketplace and Best Buy Ads initiatives.

International Segment Q4 FY26 Results

International Revenue
International revenue of $1.24 billion increased 0.5% versus last year. The revenue increase was primarily driven by the favorable impact of foreign exchange rates, which was partially offset by a comparable sales decline of 1.3%.

International Gross Profit Rate
International gross profit rate was 20.5% versus 21.4% last year. The lower gross profit rate was primarily due to lower product margin rates.

International Adjusted SG&A
International adjusted SG&A expenses were $189 million, or 15.3% of revenue, versus $194 million, or 15.7% of revenue, last year. The lower adjusted SG&A was primarily driven by lower compensation expense, including incentive compensation, which was partially offset by the negative impact of foreign exchange rates.

Income Taxes
The Q4 FY26 effective tax rate was 25.6% versus 47.2% last year. The lower effective tax rate was primarily due to lapping the nondeductible Best Buy Health goodwill impairment incurred last year. The adjusted effective tax rate was 22.3% versus 21.0% last year.

Share Repurchases and Dividends

In Q4 FY26, the company returned a total of $272 million to shareholders through dividends of $199 million and share repurchases of $73 million. In FY26, the company returned a total of $1.07 billion to shareholders through dividends of $801 million and share repurchases of $273 million. The company expects to spend approximately $300 million on share repurchases during FY27.

Today, the company announced its board of directors approved a 1% increase in the regular quarterly cash dividend to $0.96 per common share. The regular quarterly dividend is payable on April 14, 2026, to shareholders of record as of the close of business on March 24, 2026.

Conference Call

Best Buy is scheduled to conduct an earnings conference call at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) on March 3, 2026. A webcast of the call is expected to be available at www.investors.bestbuy.com, both live and after the call.

Notes:
(1) The method of calculating comparable sales varies across the retail industry. As a result, our method of calculating comparable sales may not be the same as other retailers’ methods. For additional information on comparable sales, please see our most recent Annual Report on Form 10-K, and our subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”), and available at www.investors.bestbuy.com.

(2) A reconciliation of the projected adjusted operating income rate, adjusted effective income tax rate, and adjusted diluted EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges; price-fixing settlements; goodwill and acquired intangible asset impairments; certain long-lived asset impairments; gains and losses on disposals of subsidiaries and certain investments; amortization of definite-lived intangible assets associated with acquisitions; certain acquisition-related costs; and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking and Cautionary Statements:
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," “appear,” “approximate,” "assume," "believe," “continue,” “could,” "estimate," "expect," “foresee,” "guidance," "intend," “may,” “might,” "outlook," "plan," “possible,” "project" “seek,” “should,” “would,” and other words and terms of similar meaning or the negatives thereof. Such statements reflect our current views and estimates with respect to future market conditions, company performance and financial results, operational investments, business prospects, our operating model, new strategies and growth initiatives, the competitive environment, consumer behavior and other events. These statements involve a number of judgments and are subject to certain risks and uncertainties, many of which are outside the control of the Company, that could cause actual results to differ materially from the potential results discussed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our most recent Annual Report on Form 10-K, and any updated information in subsequent Quarterly Reports on Form 10-Q, for a description of important factors that could cause our actual results to differ materially from those contemplated by the forward-looking statements made in this release. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: macroeconomic pressures in the markets in which we operate (including but not limited to real GDP growth, inflation, recession, consumer confidence, employment levels, effects of the government closures, cost of living, uncertainty over the availability of government benefits, tax rates, availability of consumer financing, interest rates, housing market conditions, foreign currency exchange rates, the price of oil, gas and other commodities and other macroeconomic trends); geopolitical pressures (including issues related to trade routes, political instability and divisiveness, the potential implementation of more restrictive trade policies, tariff increases and/or volatility, the realignment of alliances or the renegotiation of existing trade agreements); catastrophic events, health crises and pandemics; susceptibility of the products we sell to technological advancements, product life cycle fluctuations and changes in consumer preferences; competition (including from multi-channel retailers, e-commerce business, technology service providers, traditional store-based retailers, vendors and mobile network carriers, in the provision of delivery speed and options and with the strategic use of artificial intelligence); our ability to attract and retain qualified employees and changes in market compensation rates; our focus on services as a strategic priority; our reliance on key vendors and mobile network carriers (including product availability); our ability to maintain positive brand perception and recognition; our ability to effectively identify, manage and execute enterprise-wide strategies, such as strategic ventures, alliances or acquisitions; our ability to effectively manage our infrastructure, real estate portfolio and market segmentation strategy; interruptions and other factors affecting our supply chain (impacting our stores or other aspects of our operations); our utilization of third-party vendors for certain aspects of our operations; risks associated with the products we sell, including those products sold on our Marketplace platforms and products under our exclusive brand labels; our reliance on our information technology systems, internet and telecommunications access and capabilities; our ability to prevent or effectively respond to a cyber-attack, privacy or security breach; statutory, regulatory and legal developments (including statutes and/or regulations related to tax or privacy); evolving corporate governance and public disclosure regulations and expectations (including, but not limited to, cybersecurity and corporate responsibility and sustainability matters); risks arising from our international activities (including fluctuations in foreign currency exchange rates); failure to meet any financial performance guidance or other forward-looking statements; failure to effectively manage our costs; our dependence on cash flows and net earnings generated during the fourth fiscal quarter; economic or regulatory developments that might affect our ability to provide attractive promotional financing; constraints in the banking and capital markets; and changes in our credit ratings. We caution that the foregoing list of important factors is not complete. Any forward-looking statements speak only as of the date they are made and we assume no obligation to update any forward-looking statement that we may make.

Investor Contact:	Media Contact:
Mollie O'Brien	Carly Charlson
mollie.obrien@bestbuy.com	carly.charlson@bestbuy.com

BEST BUY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(Unaudited and subject to reclassification)

	Three Months Ended		Twelve Months Ended
Fiscal Years Ended	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Revenue	$13,814	$13,948	$41,691	$41,528
Cost of sales	10,932	11,030	32,318	32,143
Gross profit	2,882	2,918	9,373	9,385
Gross profit %	20.9%	20.9%	22.5%	22.6%
Selling, general and administrative expenses	2,189	2,233	7,623	7,651
SG&A %	15.8%	16.0%	18.3%	18.4%
Restructuring charges	(28)	(7)	190	(3)
Goodwill and intangible asset impairments	—	475	171	475
Operating income	721	217	1,389	1,262
Operating income %	5.2%	1.6%	3.3%	3.0%
Other income (expense):
Loss on disposal of subsidiaries	(2)	—	(6)	—
Investment income and other	16	19	68	84
Interest expense	(11)	(13)	(47)	(51)
Earnings before income tax expense and equity in income of affiliates	724	223	1,404	1,295
Income tax expense	186	106	337	372
Effective tax rate	25.6%	47.2%	24.0%	28.7%
Equity in income of affiliates	3	—	2	4
Net earnings	$541	$117	$1,069	$927

Basic earnings per share	$2.58	$0.55	$5.06	$4.31
Diluted earnings per share	$2.56	$0.54	$5.04	$4.28

Weighted-average common shares outstanding:
Basic	209.9	213.6	211.0	215.2
Diluted	211.2	215.4	212.1	216.6

BEST BUY CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited and subject to reclassification)

	January 31, 2026	February 1, 2025
Assets
Current assets
Cash and cash equivalents	$1,738	$1,578
Receivables, net	1,043	1,044
Merchandise inventories	5,230	5,085
Other current assets	493	517
Total current assets	8,504	8,224
Property and equipment, net	1,986	2,122
Operating lease assets	2,869	2,833
Goodwill	790	908
Other assets	521	695
Total assets	$14,670	$14,782

Liabilities and equity
Current liabilities
Accounts payable	$4,745	$4,980
Unredeemed gift card liabilities	235	253
Deferred revenue	900	951
Accrued compensation and related expenses	423	464
Accrued liabilities	742	741
Current portion of operating lease liabilities	623	617
Current portion of long-term debt	11	10
Total current liabilities	7,679	8,016
Long-term operating lease liabilities	2,334	2,282
Long-term debt	1,165	1,144
Long-term liabilities	528	532
Equity	2,964	2,808
Total liabilities and equity	$14,670	$14,782

BEST BUY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)
(Unaudited and subject to reclassification)

Fiscal Years Ended	January 31, 2026	February 1, 2025
Operating activities
Net earnings	$1,069	$927
Adjustments to reconcile net earnings to total cash provided by operating activities:
Depreciation and amortization	831	866
Restructuring charges	190	(3)
Goodwill and intangible asset impairments	171	475
Stock-based compensation	139	139
Deferred income taxes	60	(59)
Loss on disposal of subsidiaries	6	—
Long-lived asset impairments	21	2
Other, net	14	10
Changes in operating assets and liabilities:
Receivables	(3)	(111)
Merchandise inventories	(126)	(155)
Other assets	34	11
Accounts payable	(238)	358
Income taxes	(7)	(212)
Other liabilities	(199)	(150)
Total cash provided by operating activities	1,962	2,098

Investing activities
Additions to property and equipment	(704)	(706)
Purchases of investments	(1)	(26)
Disposal of subsidiary	(27)	—
Sales of investments	—	20
Other, net	2	8
Total cash used in investing activities	(730)	(704)

Financing activities
Repurchase of common stock	(273)	(500)
Issuance of common stock	5	17
Dividends paid	(801)	(807)
Repayments of debt	(13)	(17)
Other, net	(1)	(2)
Total cash used in financing activities	(1,083)	(1,309)

Effect of exchange rate changes on cash and cash equivalents	6	(10)
Increase in cash, cash equivalents and restricted cash	155	75
Cash, cash equivalents and restricted cash at beginning of period	1,868	1,793
Cash, cash equivalents and restricted cash at end of period	$2,023	$1,868

BEST BUY CO., INC.
SEGMENT AND REVENUE CATEGORY INFORMATION
($ in millions)
(Unaudited and subject to reclassification)

	Three Months Ended		Twelve Months Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Domestic Segment Results
Revenue	$12,575	$12,715	$38,278	$38,238
Comparable sales % change	(0.8)%	0.2%	0.4%	(2.5)%
Comparable online sales % change	(2.3)%	2.6%	1.3%	(0.8)%
Gross profit	$2,628	$2,654	$8,636	$8,647
Gross profit as a % of revenue	20.9%	20.9%	22.6%	22.6%
Adjusted SG&A1	$1,998	$2,034	$6,966	$7,000
Adjusted SG&A as a % of revenue[2]	15.9%	16.0%	18.2%	18.3%
Adjusted operating income[1]	$630	$620	$1,670	$1,647
Adjusted operating income as a % of revenue[3]	5.0%	4.9%	4.4%	4.3%

International Segment Results
Revenue	$1,239	$1,233	$3,413	$3,290
Comparable sales % change	(1.3)%	3.8%	2.3%	(0.5)%
Gross profit	$254	$264	$737	$738
Gross profit as a % of revenue	20.5%	21.4%	21.6%	22.4%
Adjusted SG&A1	$189	$194	$622	$630
Adjusted SG&A as a % of revenue[2]	15.3%	15.7%	18.2%	19.1%
Adjusted operating income[1]	$65	$70	$115	$108
Adjusted operating income as a % of revenue[3]	5.2%	5.7%	3.4%	3.3%
(1)Represents segment Adjusted SG&A and segment Adjusted operating income as reported in accordance with Accounting Standards Codification 280, Segment Reporting.
(2)Segment Adjusted SG&A as a % of revenue is calculated as segment Adjusted SG&A divided by segment Revenue.
(3)Segment Adjusted operating income as a % of revenue is calculated as segment Adjusted operating income divided by segment Revenue.

	Revenue Mix		Comparable Sales
	Three Months Ended		Three Months Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Domestic Segment
Computing and Mobile Phones	47%	44%	5.4%	6.5%
Consumer Electronics	29%	31%	(7.3)%	(2.2)%
Appliances	9%	10%	(10.5)%	(11.4)%
Entertainment	9%	9%	(0.3)%	(10.9)%
Services	6%	5%	4.6%	9.9%
Other	—%	1%	(19.5)%	18.7%
Total	100%	100%	(0.8)%	0.2%

International Segment
Computing and Mobile Phones	47%	46%	2.6%	8.5%
Consumer Electronics	29%	29%	(2.1)%	(0.7)%
Appliances	8%	9%	(6.8)%	4.9%
Entertainment	10%	11%	(14.8)%	(3.9)%
Services	5%	4%	9.8%	6.2%
Other	1%	1%	(24.2)%	2.4%
Total	100%	100%	(1.3)%	3.8%

BEST BUY CO., INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in millions, except per share amounts)
(Unaudited and subject to reclassification)
The following information provides reconciliations of the most comparable consolidated financial measures presented in accordance with accounting principles generally accepted in the U.S. (GAAP financial measures) to presented consolidated adjusted financial measures (non-GAAP financial measures). The company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance and in assessing future performance. For these reasons, internal management reporting also includes non-GAAP financial measures. Generally, presented non-GAAP financial measures include adjustments for items such as restructuring charges, goodwill and acquired intangible asset impairments, certain long-lived asset impairments, price-fixing settlements, gains and losses on disposals of subsidiaries and certain investments, amortization of definite-lived intangible assets associated with acquisitions, certain acquisition-related costs and the tax effect of all such items. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered in addition to, and not superior to or as a substitute for, the GAAP financial measures presented in this earnings release and the company’s financial statements and other publicly filed reports. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

	Three Months Ended		Twelve Months Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
SG&A	$2,189	$2,233	$7,623	$7,651
% of revenue	15.8%	16.0%	18.3%	18.4%
Intangible asset amortization[1]	(2)	(5)	(14)	(21)
Long-lived asset impairment[2]	-	-	(21)	-
Adjusted SG&A	$2,187	$2,228	$7,588	$7,630
% of revenue	15.8%	16.0%	18.2%	18.4%

Operating income	$721	$217	$1,389	$1,262
% of revenue	5.2%	1.6%	3.3%	3.0%
Intangible asset amortization[1]	2	5	14	21
Long-lived asset impairment[2]	-	-	21	-
Restructuring charges[3]	(28)	(7)	190	(3)
Goodwill and intangible asset impairments[2]	-	475	171	475
Adjusted operating income	$695	$690	$1,785	$1,755
% of revenue	5.0%	4.9%	4.3%	4.2%

Effective tax rate	25.6%	47.2%	24.0%	28.7%
Intangible asset amortization[1]	-%	(0.8)%	(0.1)%	(0.6)%
Long-lived asset impairment[2]	(0.2)%	-%	(0.2)%	-%
Restructuring charges[3]	(2.5)%	1.1%	1.5%	0.1%
Goodwill and intangible asset impairments[2]	(0.5)%	(26.4)%	(0.4)%	(4.9)%
Loss on investments, net	(0.1)%	(0.1)%	-%	-%
Adjusted effective tax rate	22.3%	21.0%	24.8%	23.3%

	Three Months Ended			Three Months Ended
	January 31, 2026			February 1, 2025
	Pretax Earnings	Net of Tax[5]	Per Share	Pretax Earnings	Net of Tax[5]	Per Share
Diluted EPS			$2.56			$0.54
Intangible asset amortization[1]	$2	$3	0.01	$5	$4	0.02
Long-lived asset impairment[2]	—	2	0.01	—	—	—
Restructuring charges[3]	(28)	(6)	(0.03)	(7)	(5)	(0.02)
Goodwill and intangible asset impairments[2]	—	4	0.02	475	433	2.02
Loss on disposal of subsidiaries[4]	2	1	0.01	—	—	—
Loss on investments, net	6	6	0.03	7	6	0.02
Adjusted diluted EPS			$2.61			$2.58

	Twelve Months Ended			Twelve Months Ended
	January 31, 2026			February 1, 2025
	Pretax Earnings	Net of Tax[5]	Per Share	Pretax Earnings	Net of Tax[5]	Per Share
Diluted EPS			$5.04			$4.28
Intangible asset amortization[1]	$14	$11	0.05	$21	$16	0.08
Long-lived asset impairment[2]	21	16	0.07	—	—	—
Restructuring charges[3]	190	101	0.48	(3)	(2)	(0.01)
Goodwill and intangible asset impairments[2]	171	158	0.74	475	433	1.99
Loss on disposal of subsidiaries[4]	6	3	0.02	—	—	—
Loss on investments, net	6	6	0.03	7	6	0.03
Adjusted diluted EPS			$6.43			$6.37
(1)Represents the non-cash amortization of definite-lived intangible assets associated with acquisitions, including customer relationships, tradenames and developed technology assets.
(2)Represents charges incurred related to Best Buy Health, comprised of non-cash impairments of goodwill, intangible assets and certain long-lived assets.
(3)Charges and subsequent adjustments for the three and twelve months ended January 31, 2026, primarily relate to a labor and store optimization restructuring initiative that commenced in Q2 FY26 and a restructuring initiative within the company’s Best Buy Health business that commenced in Q1 FY26. Amounts for the three and twelve months ended February 1, 2025, primarily relate to an enterprise-wide restructuring initiative that commenced in Q4 FY24.
(4)Charges for the three and twelve months ended January 31, 2026, primarily relate to the disposals of a Mexico subsidiary and a component of our Best Buy Health business, respectively.
(5)The non-GAAP adjustments primarily relate to the U.S. As such, the income tax on a portion of the U.S. non-GAAP adjustments is calculated using the statutory tax rate of 24.5%. There is no income tax for a portion of the U.S. non-GAAP adjustments, as there is no tax benefit on the expenses in the calculation of GAAP income tax expense.